EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906

Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned officer of Innovative Wireless Technologies, Inc. (the "Company"), hereby certify to my knowledge that:

The Report on Form 10-Q for the period ended September 30, 2010 of the Company fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Pavel Alpatov
By: Pavel Alpatov
Title: President and Director and
Chief Executive Officer,
Chief Financial Officer and
Principal Accounting Officer
Date: November 19, 2010